News Release

For Immediate Release

Company Contact:

Jerry D. Cash, Chairman and Chief Executive Officer

David E. Grose, Chief Financial Officer

Phone: (405) 488-1304

Website: www.qrcp.net

Quest Resource Announces MLP Formation

And Filing of Registration Statement

OKLAHOMA CITY – (Business Wire) – July 20, 2007 – Quest Resource Corporation (NASDAQ: QRCP) (the “Company”), the largest operating company in the Cherokee basin, announced today that Quest Energy Partners, L.P. (“Quest Energy Partners”), which will own and operate all of the Company’s Cherokee basin natural gas and oil assets, has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to a proposed initial public offering of 8,750,000 common units, representing an approximate 37.0% equity interest in Quest Energy Partners. Application will be made to have the units quoted on the NASDAQ Global Market under the symbol “QELP.”

The proceeds from this offering, together with borrowings under a credit facility to be established by Quest Energy Partners, will be used to repay outstanding indebtedness of the Company. The Company formed Quest Energy Partners in July 2007 to exploit, develop, produce and acquire oil and gas properties. Quest Energy Partner’s assets will be comprised of all of the Company’s Cherokee basin natural gas and oil assets.

A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC and RBC Capital Markets Corporation will act as joint lead book-running managers for the transaction. Friedman Billings Ramsey & Co., Inc. will act as a co-manager for the transaction.

A copy of the preliminary prospectus relating to this offering may be obtained, when available, from (i) A.G. Edwards & Sons, Inc. at One North Jefferson, St. Louis, MO 63103, (ii) Wachovia Capital Markets, LLC (Attention: Equity Syndicate Department) at 375 Park Avenue, New York, NY 10152, or (iii) RBC Capital Markets Corporation at 2800 Post Oak Blvd., Suite 3900, Houston, TX 77056.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy common units of Quest Energy Partners, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Quest Resource Corporation

Quest Resource Corporation is the largest producer of natural gas in the Cherokee basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,700 producing wells which produce into its controlled 1,600+ -mile gathering and transportation pipeline system. At year-end 2006, the Company had approximately 1,760 locations in its drilling inventory. For more information, visit the Company website at www.qrcp.net.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the condition of the capital markets in the United States, in general, and for master limited partnerships in particular, the ability of the Company to refinance on acceptable terms its credit facilities to permit the proposed transaction with respect to its Cherokee Basin properties, tax considerations, the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carryout the Company’s anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in the Company filings with the Securities and Exchange Commission. You can find the Company filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.